                                                                    EXHIBIT 99.4
                               Offer to Exchange
                     7.75% Senior Notes, Series C due 2005
                          for any and all outstanding
                     7.75% Senior Notes, Series A due 2005
                                      and
                     8.35% Senior Notes, Series D due 2010
                          for any and all outstanding
                     8.35% Senior Notes, Series B due 2010
                                       of
                        AmerenEnergy Generating Company

To Our Clients:

          We are enclosing herewith a Prospectus dated                , 2001 (as
amended and supplemented from time to time, the "Prospectus") of AmerenEnergy Generating Company, an Illinois corporation (the "Company"), and the related Letter of Transmittal (as amended and supplemented from time to time, the "Letter of Transmittal") which together constitute the offer of the Company (the "Exchange Offer") to exchange (i) $100,000 principal amount and integral multiples of $1,000 in excess thereof of its 7.75% Senior Notes, Series C due 2005 (the "Series C Exchange Notes"), registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a registration statement of which the Prospectus is a part, for each $100,000 principal amount and integral multiples of $1,000 in excess thereof of its outstanding 7.75% Senior Notes, Series A due 2005 (the "Series A Notes"), of which $225,000,000 aggregate principal amount is outstanding, and (ii) $100,000 principal amount and integral multiples of $1,000 in excess thereof of its 8.35% Senior Notes, Series D due 2010 (together with the Series C Exchange Notes, the "Exchange Notes"), registered under the Securities Act, pursuant to a registration statement of which the Prospectus is a part, for each $100,000 principal amount and integral multiples of $1,000 in excess thereof of its outstanding 8.35% Senior Notes, Series B due 2010 (together with the Series A Notes, the "Old Notes"), of which $200,000,000 aggregate principal amount is outstanding.

          Please note that the Exchange Offer will expire at 5:00 p.m., New York
City time, on                     , 2001, unless extended.

          The Exchange Offer is not conditioned upon any minimum number of Old Notes being tendered.

          We are participants in the book-entry transfer facility of Old Notes held by us for your account. A tender of such Old Notes can be made only by us as a participant in the book-entry transfer facility and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Old Notes held by us for your account.

          We request instructions as to whether you wish to tender any or all of the Old Notes held by us for your account pursuant to the terms and conditions of the Exchange Offer. We also request that you confirm that we may on your behalf make the representations contained in the Letter of Transmittal that are to be made with respect to you as beneficial owner. Please complete and return the enclosed Instructions to Registered Holder and/or Book-Entry Transfer Participant from Owner.

          Pursuant to the Letter of Transmittal, each holder will represent to the Company that (i) neither it nor any person receiving the Exchange Notes through it is an "affiliate" of the Company (within the meaning of Rule 405 under the Securities Act), (ii) it is not a broker-dealer tendering Old Notes acquired directly from the Company, (iii) the Exchange Notes are to be acquired by it or any other person receiving Exchange Notes through it, whether or not such person is the holder, in the ordinary course of business, (iv) neither it nor any person receiving the Exchange Notes through it (other than a broker-dealer referred to in the next paragraph) is engaging, or intends to engage, in the distribution of the Exchange Notes, (v) neither it nor any person receiving the Exchange Notes through it has any arrangement or understanding with any person to participate in the distribution of the Exchange Notes and (vi) it, on behalf of itself and any other person receiving Exchange Notes through it, acknowledges that if it or any such other person is deemed to have participated in the Exchange Offer for the purpose of distributing the Exchange Notes, it and any such other person must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Notes and cannot rely on the interpretations by the staff of the Securities and Exchange Commission set forth in certain no-action letters that were issued to third parties in similar transactions and on which the Company is relying in making the Exchange Offer.

          Each participating broker-dealer that receives Exchange Notes for its own account in exchange for Old Notes must acknowledge that it (i) acquired the Old Notes for its own account as a result of market-making activities or other trading activities, (ii) has not entered into any arrangement or understanding with the Company or any "affiliate" of the Company (within the meaning of Rule 405 under the Securities Act) to distribute the Exchange Notes to be received in the Exchange Offer and (iii) will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. By acknowledging that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes, such broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                            Very truly yours,

                                INSTRUCTIONS TO
                      REGISTERED HOLDER AND/OR BOOK-ENTRY
                        TRANSFER PARTICIPANT FROM OWNER
                                       OF
                        AMERENENERGY GENERATING COMPANY
                     7.75% SENIOR NOTES, SERIES A DUE 2005
                                      AND
                     8.35% SENIOR NOTES, SERIES B DUE 2010

To Registered Holder and/or Participant of the Book-Entry Transfer Facility:

     The undersigned hereby acknowledges receipt of the Prospectus dated
, 2001 (the "Prospectus") of AmerenEnergy Generating Company, an Illinois corporation (the "Company") and a related Letter of Transmittal, which together constitute the Company's offer (the "Exchange Offer") to exchange (i) $100,000 principal amount and integral multiples of $1,000 in excess thereof of its 7.75% Senior Notes, Series C due 2005 (the "Series C Exchange Notes"), registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a registration statement of which the Prospectus is a part, for each $100,000 principal amount and integral multiples of $1,000 in excess thereof of its outstanding 7.75% Senior Notes, Series A due 2005 (the "Series A Notes"), of which $225,000,000 aggregate principal amount is outstanding, and (ii) $100,000 principal amount and integral multiples of $1,000 in excess thereof of its 8.35% Senior Notes, Series D due 2010 (together with the Series C Exchange Notes, the "Exchange Notes"), registered under the Securities Act, pursuant to a registration statement of which the Prospectus is a part, for each $100,000 principal amount and integral multiples of $1,000 in excess thereof of its outstanding 8.35% Senior Notes, Series B due 2010 (together with the Series A Notes, the "Old Notes"), of which $200,000,000 aggregate principal amount is outstanding. Capitalized terms not defined herein have the meanings assigned to such terms in the Prospectus.

     This will instruct you, the book-entry transfer facility participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Old Notes held by you for the account of the undersigned.

     The aggregate face amount of the Old Notes held by you for the account of the undersigned is (fill in amount):

     $                       of the 7.75% Senior Notes, Series A due 2005

     $                       of the 8.35% Senior Notes, Series B due 2010

     With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate statement):

     A. To TENDER the following Old Notes held by you for the account of the undersigned (insert principal amount of Old Notes to be tendered - if no amount is entered and box is checked ALL NOTES WILL BE TENDERED):

     [_]  $                  /1/ of the 7.75% Senior Notes, Series A due 2005

          $                  /1/ of the 8.35% Senior Notes, Series B due 2010,

and not to tender other Old Notes, if any, held by you for the account of the undersigned;

     OR

___________________
/1/   Must be in denominations of $100,000 and integral multiples of $1,000 in excess thereof.

     B. NOT to tender any Old Notes held by you for the account of the undersigned.

     [_]

     If the undersigned instructs you to tender the Old Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that pursuant to the Letter of Transmittal, each holder will represent to the Company that (i) neither it nor any person receiving the Exchange Notes through it is an "affiliate" of the Company (within the meaning of Rule 405 under the Securities
Act), (ii) it is not a broker-dealer tendering Old Notes acquired directly from the Company, (iii) the Exchange Notes are to be acquired by it or any other person receiving Exchange Notes through it, whether or not such person is the holder, in the ordinary course of business, (iv) neither it nor any person receiving the Exchange Notes through it (other than a broker-dealer referred to in the next sentence) is engaging, or intends to engage, in the distribution of the Exchange Notes, (v) neither it nor any person receiving the Exchange Notes through it has any arrangement or understanding with any person to participate in the distribution of the Exchange Notes and (vi) it, on behalf of itself and any other person receiving Exchange Notes through it, acknowledges that if it or any such other person is deemed to have participated in the Exchange Offer for the purpose of distributing the Exchange Notes, it and any such other person must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Notes and cannot rely on the interpretations by the staff of the Securities and Exchange Commission set forth in certain no-action letters that were issued to third parties in similar transactions and on which the Company is relying in making the Exchange Offer.

      Each participating broker-dealer that receives Exchange Notes for its own account in exchange for Old Notes must acknowledge that it (i) acquired the Old Notes for its own account as a result of market-making activities or other trading activities, (ii) has not entered into any arrangement or understanding with the Company or any "affiliate" of the Company (within the meaning of Rule 405 under the Securities Act) to distribute the Exchange Notes to be received in the Exchange Offer and (iii) will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

Name of beneficial owner(s):

Signature(s):__________________________________________________________________________________________________

Name(s) (please print):________________________________________________________________________________________

Address:_______________________________________________________________________________________________________
                                                                                                      (zip code)

Telephone Number:______________________________________________________________________________________________
                  (area code)

Taxpayer Identification or Social Security Number:_____________________________________________________________

Date:__________________________________________________________________________________________________________
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